CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-133930 of Merrill Lynch Large Cap Series Funds, Inc. (the “Funds”) on Form N-14 of our reports relating to the financial statements and financial highlights of the respective funds listed below, all appearing in their respective Annual Reports on Form N-CSR of the funds, and to the references to us under the captions “Other Service Providers” in the Combined Prospectus/Proxy Statement and “Financial Statements” in the Statement of Additional Information, which are parts of such Registration Statement.

Fund	Year End	Report Date

Merrill Lynch Strategy All-Equity Fund, one of the series constituting Merrill Lynch Strategy Series Fund, Inc.	December 31, 2005	February 24, 2006

Merrill Lynch Disciplined Equity Fund, Inc.	May 31, 2005	July 15, 2005

Merrill Lynch Large Cap Core Fund, one of the series of Merrill Lynch Large Cap Series Funds, Inc.	October 31, 2005	December 19, 2005

Master Large Cap Core Portfolio, one of the series of Master Large Cap Series Trust	October 31, 2005	December 19, 2005

/s/ Deloitte & Touche LLP

Princeton, New Jersey

June 12, 2006